Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Pilgrim’s Pride Corporation

Gold’n Plump Poultry, LLC

Gold’n Plump Farms, LLC

JFC LLC

Pilgrim’s Pride Corporation of West Virginia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Newly Registered Securities

Fees to be Paid	Debt	6.250% Senior Notes due 2033	Rule 457(o) and 457(r)	$1,000,000,000	99.312%	$993,120,000	.00011020	$109,441.82

Fees to be Paid	Debt	Guarantees of Debt Securities(3)	Rule 475(n)	—	—	—	—	—

Fees Previously Paid	—	—	—	—		—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					$993,120,000		$109,441.82

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$109,441.82

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Calculated in accordance with Rule 457(r) of the Securities Act. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in the registrant’s registration statement on Form S-3ASR filed with the U.S. Securities and Exchange Commission on March 22, 2023 (File No. 333-270754).

(3)

Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and Pilgrim’s Pride Corporation of West Virginia, Inc., as subsidiary guarantors, will fully and unconditionally guarantee the debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of any such guarantees.

The prospectus supplement to which this exhibit is attached is a final prospectus supplement for the related offering. The maximum aggregate offering price of that offering is $993,120,000.00.